UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

On November 27, 2017, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) closed the sale of 697,500 newly issued shares (the “Option Shares”) of the Company’s common stock, par value $0.0001, at a price to the public of $7.00 per share pursuant to the exercise in full of the 30-day option (the “Option”) granted to the underwriters under the previously announced underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative to the several underwriters named therein. The Company received net proceeds from the exercise of the Option of approximately $4.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

A description of the material terms of the Underwriting Agreement was previously reported in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2017, and the information set forth in such Item 1.01 is incorporated herein by reference.

On November 27, 2017, the Company issued a press release regarding the closing of the sale of the Option Shares. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2017 (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2017).

99.1	Press Release dated November 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: November 27, 2017	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2017 (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2017).

99.1	Press Release dated November 27, 2017.